Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE SECOND QUARTER 2018

MIAMI, FLORIDA, August 14, 2018 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today reported financial results for the three- and six-months ended June 30, 2018.

Financial Highlights

(in thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2018	2017	Change	2018	2017	Change
Net revenue:
Radio	$31,279	$31,279	(—%)	$60,530	$59,503	2%
Television	3,501	2,902	21%	8,156	6,028	35%
Consolidated	$34,780	$34,181	2%	$68,686	$65,531	5%
Adjusted OIBDA, a non-GAAP measure*:
Radio	$13,917	$10,675	30%	$25,546	$19,564	31%
Television	1,085	125	768%	1,743	(518)	436%
Corporate	(3,429)	(2,747)	(25%)	(6,370)	(5,112)	(25%)
Consolidated	$11,573	$8,053	44%	$20,919	$13,934	50%

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“Our second quarter results marked a continuation of our solid financial and operating performance as we built upon the momentum in our business,” said Raúl Alarcón, Chairman and CEO. “Our top-line growth was supported by a continued focus on actively managing our costs which were down significantly compared to last year and helped drive healthy margin expansion.  We have built a multi-platform leadership position serving the needs of Latinos nationwide and connecting brands with highly attractive demographic groups. Moving forward, we will remain focused on advancing our multi-platform strategy while driving improved performance.”

Quarter End Results

For the quarter-ended June 30, 2018, consolidated net revenues totaled $34.8 million compared to $34.2 million for the same prior year period, resulting in an increase of $0.6 million or 2%.  Our radio segment net revenues remained flat due to increases in network and local revenue, which were offset by decreases in barter, special events, national and digital sales.  Our local sales increased in our Los Angeles, Puerto Rico, Miami and San Francisco markets, while our national sales increased in our Los Angeles, Puerto Rico, and San Francisco markets.  Our special events revenue decreased primarily in our San Francisco and Los Angeles markets, mainly due to lower event activity which was partially offset by increases in our Puerto Rico, New York, and Miami markets. . Our television segment net revenues increased by $0.6 million or 21%, due to the increases in local and subscriber-based revenues, and hurricane related insurance proceeds for business interruption in Puerto Rico.

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Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $11.6 million compared to $8.1 million for the same prior year period, representing an increase of $3.5 million or 44%. Our radio segment Adjusted OIBDA increased $3.2 million or 30%, primarily due to a decrease in operating expenses of $3.2 million.  Radio station operating expenses decreased mainly due to the impact of legal settlements and decreases in special events, taxes and licenses, and barter expenses partially offset by increases in professional fees and marketing expenses.  Our television segment Adjusted OIBDA increased $1.0 million, due to the decrease in operating expenses of $0.4 million and the increase in net revenues of $0.6 million.  Television station operating expenses decreased primarily due to reductions in programming related production costs, legal fees and bad debt expense and partially offset by a decrease in production tax credits.  Our corporate Adjusted OIBDA worsened $0.7 million or 25%, mostly due to an increase in bonuses and legal fees.

Operating income totaled $9.1 million compared to $16.5 million for the same prior year period, representing a decrease of $7.3 million or 45%.  This decrease was primarily due to having recognized a gain on the sale of our Los Angeles facility in the prior year and impairing an FCC broadcasting license in the current year partially offset by the increase in net revenues, the decrease in operating expenses and recapitalization costs.

Six Months Ended Results

For the six-months ended June 30, 2018, consolidated net revenues totaled $68.7 million compared to $65.5 million for the same prior year period, resulting in an increase of $3.2 million or 5%.  Our radio segment net revenues increased $1.0 million or 2%, due to increases in network, local, and special event revenue, which were partially offset by decreases in barter and national revenues.  Our local sales increased in our Puerto Rico and Los Angeles markets, while our national sales decreased in our New York, San Francisco and Miami markets.  Our television segment net revenues increased by $2.1 million or 35%, due to increases in special events, and subscriber-based revenues and hurricane related insurance proceeds for business interruption in Puerto Rico.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $20.9 million compared to $13.9 million for the same prior year period, representing an increase of $7.0 million or 50%.  Our radio segment Adjusted OIBDA increased $6.0 million or 31%, primarily due to a decrease in operating expenses of $5.0 million and an increase in net revenues of $1.0 million.  Radio station operating expenses decreased mainly due to the impact of legal settlements and decreases in digital development and content production costs related to the LaMusica application, special events, taxes and licenses, and barter expenses partially offset by increases in professional fees and marketing expenses.  Our television segment Adjusted OIBDA increased $2.3 million, due to the decrease in station operating expenses of $0.1 million, and the increase in net revenues of $2.1 million.  Television station operating expenses decreased primarily due to reductions in programming related production costs and professional fees offset by increases in special event expenses.  Our corporate Adjusted OIBDA worsened by $1.3 million or 25%, mostly due to an increase in bonuses, legal fees and travel related expenses.

Operating income totaled $16.7 million compared to $20.3 million for the same prior year period, representing a decrease of $3.6 million or 18%.  This decrease was primarily due to having recognized a gain on the sale of our Los Angeles facility in the prior year and impairing an FCC broadcasting license in the current year partially offset by the increase in net revenues, the decrease in operating expenses and recapitalization costs.

Second Quarter 2018 Conference Call

We will host a conference call to discuss our second quarter 2018 financial results on Thursday, August 16, 2018 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, August 30, 2018 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10123270.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

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About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and six-months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in thousands, except per share amounts	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net revenue	$34,780	$34,181	$68,686	$65,531
Station operating expenses	19,778	23,381	41,397	46,485
Corporate expenses	3,440	2,793	6,403	5,237
Depreciation and amortization	971	1,111	1,996	2,243
Gain on the disposal of assets, net of disposal costs	—	(12,826)	—	(12,827)
Recapitalization costs	1,045	3,263	1,756	4,089
Impairment charges	483	—	483	—
Other operating income	(50)	—	(51)	—
Operating income	9,113	16,459	16,702	20,304
Interest expense, net	(8,127)	(9,328)	(16,265)	(19,315)
Dividends on Series B preferred stock classified as interest expense	(2,434)	(2,433)	(4,867)	(4,866)
Income (loss) before income taxes	(1,448)	4,698	(4,430)	(3,877)
Income tax expense	550	2,131	937	4,394
Net income (loss)	(1,998)	2,567	(5,367)	(8,271)
Basic and diluted net income (loss) per common share:
Class A common stock	$(0.27)	$0.35	$(0.73)	$(1.14)
Class B common stock	$(0.27)	$0.35	$(0.73)	$(1.14)
Basic and diluted weighted average common shares outstanding:
Class A common stock	4,217	4,167	4,209	4,167
Class B common stock	2,340	2,340	2,340	2,340

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, Recapitalization Costs, Impairment Charges and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three-Months Ended June 30, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$11,573	13,917	1,085	(3,429)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	11	—	—	11
Depreciation and amortization	971	409	504	58
Gain on the disposal of assets, net of disposal costs	—	—	—	—
Recapitalization costs	1,045	—	—	1,045
Impairment charges	483	—	483	—
Other operating income	(50)	(12)	(38)	—
Operating Income (Loss)	$9,113	13,520	136	(4,543)

	For the Three-Months Ended June 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$8,053	10,675	125	(2,747)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	46	—	—	46
Depreciation and amortization	1,111	460	559	92
Gain on the disposal of assets, net of disposal costs	(12,826)	(12,826)	—	—
Recapitalization costs	3,263	—	—	3,263
Impairment charges	—	—	—	—
Other operating income	—	—	—	—
Operating Income (Loss)	$16,459	23,041	(434)	(6,148)

	For the Six-Months Ended June 30, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$20,919	25,546	1,743	(6,370)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	33	—	—	33
Depreciation and amortization	1,996	836	1,041	119
Gain on the disposal of assets, net of disposal costs	—	—	—	—
Recapitalization costs	1,756	—	—	1,756
Impairment charges	483	—	483	—
Other operating income	(51)	(12)	(38)	(1)
Operating Income (Loss)	$16,702	24,722	257	(8,277)

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	For the Six-Months Ended June 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$13,934	19,564	(518)	(5,112)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	125	—	—	125
Depreciation and amortization	2,243	936	1,118	189
Gain on the disposal of assets, net of disposal costs	(12,827)	(12,826)	(1)	—
Recapitalization costs	4,089	—	—	4,089
Impairment charges	—	—	—	—
Other operating income	—	—	—	—
Operating Income (Loss)	$20,304	31,454	(1,635)	(9,515)

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Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under the Indenture, we are to provide our Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended June 30, 2018 and 2017, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of June 30, 2018.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of June 30, 2018.

	Twelve-Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	December 31,	September 30,
(Unaudited and in thousands)	2018	2018	2018	2017	2017
Station Operating Income for the Television Segment, as defined by the Indenture	$4,716	1,064	651	2,822	179
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,141	504	537	543	557
Non-cash barter (income) expense	(110)	(21)	(7)	(76)	(6)
Gain on disposal of asset	(3,318)	—	—	(3,318)	—
Impairment charges	483	483	—	—	—
Other	(39)	(38)	—	—	(1)
GAAP Operating Income (Loss) for the Television Segment	$5,559	136	121	5,673	(371)

	Twelve-Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Station Operating Income for the Television Segment, as defined by the Indenture	$693	196	(677)	940	234
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,249	559	559	563	568
Non-cash barter (income) expense	41	64	(35)	(66)	78
Gain on disposal of asset	—	—	—	—	—
Impairment charges	—	—	—	—	—
Other	65	7	—	—	58
GAAP Operating Income (Loss) for the Television Segment	$(1,662)	(434)	(1,201)	443	(470)

As of June 30, 2018
Secured Leverage Ratio, as defined by the Indenture	6.1

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Net revenue:
Radio	$31,279	$31,279	$60,530	$59,503
Television	3,501	2,902	8,156	6,028
Consolidated	$34,780	$34,181	$68,686	$65,531
Engineering and programming expenses:
Radio	$5,365	$5,672	$10,830	$11,871
Television	1,164	1,146	2,430	3,564
Consolidated	$6,529	$6,818	$13,260	$15,435
Selling, general and administrative expenses:
Radio	$11,997	$14,932	$24,154	$28,068
Television	1,252	1,631	3,983	2,982
Consolidated	$13,249	$16,563	$28,137	$31,050
Corporate expenses:	$3,440	$2,793	$6,403	$5,237
Depreciation and amortization:
Radio	$409	$460	$836	$936
Television	504	559	1,041	1,118
Corporate	58	92	119	189
Consolidated	$971	$1,111	$1,996	$2,243
Gain on the disposal of assets, net of disposal costs:
Radio	$—	$(12,826)	$—	$(12,826)
Television	—	—	—	(1)
Corporate	—	—	—	—
Consolidated	$—	$(12,826)	$—	$(12,827)
Recapitalization costs:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	1,045	3,263	1,756	4,089
Consolidated	$1,045	$3,263	$1,756	$4,089
Impairment charges:
Radio	$—	$—	$—	$—
Television	483	—	483	—
Corporate	—	—	—	—
Consolidated	$483	$—	$483	$—
Other operating income:
Radio	$(12)	$—	$(12)	$—
Television	(38)	—	(38)	—
Corporate	—	—	(1)	—
Consolidated	$(50)	$—	$(51)	$—
Operating income (loss):
Radio	$13,520	$23,041	$24,722	$31,454
Television	136	(434)	257	(1,635)
Corporate	(4,543)	(6,148)	(8,277)	(9,515)
Consolidated	$9,113	$16,459	$16,702	$20,304

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	June 30, 2018
Cash and cash equivalents	$20,711
Total assets	$437,388
12.5% Senior Secured Notes due 2017, net	$260,274
Other debt	—
Total debt	$260,274
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	79,899
Total	$170,448
Total stockholders' deficit	$(101,248)
Total capitalization	$329,474

	For the Six Months Ended June 30,
	2018	2017
Capital expenditures	$981	$450
Cash paid for income taxes	$837	$28